A PCAOB Registered CPA Firm
Simon & Edward, LLP
Certified Public Accountants & Consultants

17506 Colima Road, Ste 101,
Rowland Heights, CA 91748
Tel: +1 (626) 581-0818
Fax: +1 (626) 581-0809

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Orangekloud Technology Inc.

We hereby consent to the incorporation by reference in this Registration Statement (333-277162) on Form F-1 Amendment No. 3, of our report dated October 23, 2023, relating to the consolidated financial statements of Orangekloud Technology Inc., which is included in this Registration Statement on the Form F-1 Amendment No.3.

We also consent to the reference to us under the caption "Experts" in such Registration Statement.

Simon & Edward, LLP

Rowland Heights, California
March 21, 2024